Exhibit 99.1

Lawson Software Reports Second Quarter Fiscal 2008 Financial Results

Total revenues increase 18 percent year-over-year

ST. PAUL, Minn.--(BUSINESS WIRE)--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its second quarter of fiscal year 2008, which ended Nov. 30, 2007. Lawson reported GAAP (generally accepted accounting principles) revenues for the quarter of $218.6 million, up 18 percent from revenues of $184.5 million in its fiscal 2007 second quarter. The company reported double-digit increases in all lines of revenues: license fee revenues increased 50 percent to $33 million, maintenance revenues rose 19 percent to $84.7 million, and consulting revenues rose 10 percent to $100.9 million.

Second quarter GAAP net income was $3.7 million, or $0.02 per diluted share, compared with a net loss of $3.5 million, or $0.02 per share, in the second quarter of fiscal 2007. The year-over-year improvement in net income was primarily attributable to growth in software license and maintenance revenue. These revenue gains were offset by a non-operating permanent impairment charge of $4.2 million recorded in other income to reduce the fair value of auction-rate securities held by the company, which is further described below. This impairment charge impacted net earnings by $0.02 per diluted share. The company estimates currency fluctuations also had a negative impact of $0.01 on net earnings per share. Refer to Table 1 attached to this release for a summary of the impact of currency fluctuation to Lawson’s year-over-year performance.

Included in the reported GAAP net income and earnings per share results are pre-tax expenses totaling $7.7 million for amortization of acquired intangible assets, amortization of purchased maintenance contracts, purchase accounting impact on consulting costs and restructuring charges, the $4.2 million permanent impairment charge for auction rate securities and $2.2 million of non-cash stock-based compensation. Excluding these expenses and including $0.4 million of maintenance and services revenue impacted by purchase accounting adjustments made to the opening deferred revenue balances acquired from the former Intentia International AB, non-GAAP net income for the second quarter of fiscal 2008 was $15.6 million, or $0.09 per diluted share.

“Our second quarter results show that business was strong in all regions and verticals,” said Harry Debes, Lawson president and CEO. “While there is always more to be done, we are making excellent progress in our business and that is reflected in our year-over-year growth in revenues and earnings.”

Six-Months Ended Nov. 30, 2007

GAAP revenues for the six months ended Nov. 30, 2007 were $406 million, up 17 percent from revenues of $346.3 million during the same fiscal 2007 period. GAAP net income was $9.3 million, or $0.05 per diluted share, improving from a net loss of $19.3 million, or $0.10 per share. The company estimates currency fluctuations had a negative impact of $0.02 on net earnings per diluted share for the six-month period.

Included in the reported six-month GAAP results are pre-tax expenses of $19.4 million for amortization of acquired intangible assets, permanent impairment charge for auction rate securities, amortization of purchased maintenance contracts, purchase accounting impact on consulting costs and restructuring charges, and $4.3 million of non-cash stock-based compensation. Excluding these expenses and including $1 million of maintenance and services revenue impacted by purchase accounting adjustments made to the opening deferred revenue balances acquired from the former Intentia International AB, non-GAAP net income for the six months ended Nov. 30, 2007, was $28.3 million, or $0.15 per diluted share.

Financial Guidance

For the third quarter of fiscal year 2008, which ends Feb. 29, 2008, the company estimates total revenues of $216 million to $220 million, which includes license fee growth of approximately 20 percent over the previous year’s comparable period. The company anticipates GAAP fully diluted earnings per share will be $0.03 to $0.04, exclusive of further impairments in auction rate securities. Non-GAAP fully diluted earnings per share are forecasted to be between $0.07 and $0.08, excluding approximately $9.5 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts and stock-based compensation charges. The non-GAAP effective tax rate for fiscal 2008 is anticipated to be in the range of 37 percent and 40 percent.

Second Quarter Fiscal 2008 Key Metrics

  Cash, cash equivalents, marketable securities and long-term investments at quarter-end were $424.1 million (excluding $7.5 million of restricted cash,) compared to the Aug. 31, 2007, balance of $483.1 million (excluding $7 million of restricted cash).
  Total deferred revenues were $176.5 million, including $36.1 million of deferred license revenues, compared to the Aug. 31, 2007, balance of $236.3 million, including $35.3 million of deferred license revenue. Total deferred revenues declined because of lower deferred maintenance revenue resulting from the company’s renewal dates now occurring in the third and fourth quarters.
  Total software license deal activity increased to 331 closed deals, compared to 307 deals in the second quarter of fiscal 2007. Average selling price of all deals closed remained relatively constant year-over-year.
  Thirty-eight new customer deals were signed, compared with 27 in the second quarter a year ago. Average selling price of new customer deals was $373,000, compared to $420,000 a year ago. This trend is expected considering the smaller average deal sizes for M3 sales outside of the Americas.
  Two deals greater than $1 million and eight deals between $500,000 and $1 million were signed, compared to three deals greater than $1 million and 13 deals in the $500,000 to $1 million range in the second quarter fiscal 2007.
  The Americas region represented 52 percent of total revenue; Europe, Middle East, and Africa region represented approximately 44 percent of total revenue; and Asia-Pacific represented 4 percent of total revenue.
  Key customer wins: Americas – Children’s Hospital Central California; City of Columbus, Ohio; City of Topeka, Kansas; Marsh Supermarkets; Mosaic Sales Solutions; The Nebraska Medical Center; Oldcastle and Scott County Minnesota; EMEA –Boissons Glacieres Internationales; D2i Groupe Invicta; Fletchers Bakeries; and Pork Farms Limited; Asia-Pacific – Kumfs New Zealand; Sheppard Industries Limited; and THK, Japan.
  The company repurchased 331,766 shares of common stock in the second quarter for $3.1 million at an average price of $9.29 per share. Since inception of the $200 million buyback authorization in November 2006, the company has repurchased 12.5 million shares for $111.6 million at an average price of $8.93, representing 6.7 percent of our shares outstanding as of November 2006.

Impairment Charge for Auction Rate Securities

As of Nov. 30, 2007, the company had a total of $431.6 million in cash and equivalents including $27.6 million in marketable securities and $58.7 million in long-term investments. The company has a long history of investing excess cash under a conservative corporate policy that only allows investments in highly rated investment-grade securities, with preservation of capital and liquidity as primary objectives. The company’s long-term investments at Nov. 30, 2007 were held in auction rate securities that are currently rated AA or AAA and are current on all obligations. However, the liquidity and fair value of these securities has been impacted primarily by the uncertainty in the credit markets and these securities’ exposure to the financial condition of the bond insurance companies. As a result, the company believed it was prudent to record a permanent impairment charge of $4.2 million as well as a temporary impairment charge of $0.8 million to reduce the value of our auction rate securities to their estimated fair value of $58.7 million as of Nov. 30, 2007, based in part on market information provided by the broker-dealer managing our investments. The permanent impairment charge is recorded as a non-operating loss in other income which impacts GAAP fully diluted earnings by $0.02 per share. The temporary impairment charge of $0.8 million is recorded as an unrealized loss in shareholders’ equity. The impairment charges represent future expected capital losses for which the company currently does not have available capital gains to offset. Accordingly, no tax benefits were recorded with this impairment. The company has also classified the auction rate securities as long-term investments at Nov. 30, 2007.

Conference Call and Webcast

The company will host a conference call and webcast to discuss its second quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) Jan. 7, 2008. Interested parties should dial 877-709-5339 (passcode: LWSN Q2) and international callers should dial 1-210-234-0000. A live webcast will be available on www.lawson.com. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 800-810-9526 and international 1-203-369-3344. The webcast will remain on www.lawson.com for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; uncertainty regarding potential future deterioration in the market for auction rate securities which could result in additional permanent impairment charges, global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q and the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance and consulting contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.

LAWSON SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		% Increase (Decrease)	Six Months Ended		% Increase (Decrease)
	Nov 30, 2007	Nov 30, 2006		Nov 30, 2007	Nov 30, 2006
Revenues:
License fees	$32,990	$22,041	50%	$58,450	$38,809	51%
Maintenance	84,705	70,969	19%	163,219	140,553	16%
Consulting	100,907	91,483	10%	184,341	166,968	10%
Total revenues	218,602	184,493	18%	406,010	346,330	17%

Cost of revenues:
Cost of license fees	6,616	5,850	13%	13,369	10,892	23%
Cost of maintenance	16,830	13,997	20%	32,490	28,685	13%
Cost of consulting	84,155	80,289	5%	155,381	150,023	4%
Total cost of revenues	107,601	100,136	7%	201,240	189,600	6%

Gross profit	111,001	84,357	32%	204,770	156,730	31%

Operating expenses:
Research and development	21,732	22,530	(4%)	39,018	42,855	(9%)
Sales and marketing	48,214	39,898	21%	90,505	76,790	18%
General and administrative	25,839	22,215	16%	51,562	48,205	7%
Restructuring	80	(32)	+++	(65)	3,360	---
Amortization of acquired intangibles	3,352	2,400	40%	6,568	4,789	37%
Total operating expenses	99,217	87,011	14%	187,588	175,999	7%

Operating income (loss)	11,784	(2,654)	+++	17,182	(19,269)	+++

Other income:
Interest income	5,882	3,707	59%	12,745	7,300	75%
Interest expense	(2,142)	(378)	+++	(4,746)	(645)	+++
Other income (expense)	(4,376)	3	---	(4,054)	43	+++
Total other income (expense)	(636)	3,332	---	3,945	6,698	22%

Income (loss) before income taxes	11,148	678	+++	21,127	(12,571)	+++
Provision for income taxes	7,425	4,187	77%	11,823	6,730	76%
Net income (loss)	$3,723	$(3,509)	+++	$9,304	$(19,301)	+++

Net income (loss) per share:
Basic	$0.02	$(0.02)	+++	$0.05	$(0.10)	+++
Diluted	$0.02	$(0.02)	+++	$0.05	$(0.10)	+++

Shares used in computing net income (loss) per share:
Basic	178,453	187,376	(5%)	179,974	186,610	(4%)
Diluted	181,941	187,376	(3%)	183,520	186,610	(2%)
LAWSON SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	Nov 30, 2007	May 31, 2007
ASSETS

Current assets:
Cash and cash equivalents	$337,803	$473,963
Restricted cash - current	6,806	555
Marketable securities	25,829	74,995
Trade accounts receivable, net	158,535	162,947
Income taxes receivable	8,073	5,183
Deferred income taxes - current	18,090	17,431
Prepaid expenses and other current assets	37,698	28,196
Total current assets	592,834	763,270

Long-term marketable securities	1,809	4,878
Long-term investments	58,653	-
Restricted cash - non-current	697	6,889
Property and equipment, net	37,566	30,879
Goodwill	515,038	483,060
Other intangibles assets, net	122,983	133,456
Deferred income taxes - non-current	34,382	36,889
Other assets	19,137	19,786

Total assets	$1,383,099	$1,479,107

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt – current	$3,553	$3,322
Accounts payable	17,379	21,475
Accrued compensation and benefits	84,616	85,144
Income taxes payable	7,977	3,535
Deferred income taxes - current	4,855	4,605
Deferred revenue	167,397	247,587
Other current liabilities	64,311	72,986
Total current liabilities	350,088	438,654

Long-term debt - non current	244,708	245,228
Uncertain tax position - non-current	4,464	-
Deferred income taxes - non-current	12,784	12,558
Long term deferred revenue	9,138	15,817
Other long-term liabilities	5,660	11,622

Total liabilities	626,842	723,879

Stockholders’ equity:
Common stock	2,003	1,994
Additional paid-in capital	834,746	822,740
Treasury stock, at cost	(178,981)	(123,207)
Retained earnings	27,059	17,755
Accumulated other comprehensive income	71,430	35,946
Total stockholders’ equity	756,257	755,228

Total liabilities and stockholders’ equity	$1,383,099	$1,479,107
LAWSON SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	Nov 30, 2007	Nov 30, 2006	Nov 30, 2007	Nov 30, 2006
Cash flows from operating activities:
Net income (loss)	$3,723	$(3,509)	$9,304	$(19,301)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,966	9,567	21,166	19,285
Amortization of debt issuance costs	329	-	644	-
Deferred income taxes	429	284	1,429	336
Provision for doubtful accounts	(1,292)	(247)	(845)	1,708
Warranty provision	1,744	465	2,800	884
Impairment on long term investments	4,229	-	4,229	-
Excess tax benefits from stock transactions	(700)	(704)	(1,721)	(1,033)
Stock base compensation expense	2,227	1,589	4,255	3,673
Amortization of discounts on marketable securities	(63)	(84)	(90)	(235)
Net (gain) loss on sale of assets	(3)	2	(311)	2
Changes in operating assets and liabilities, net of effect from acquisitions:
Trade accounts receivable	(12,900)	(4,809)	15,472	1,173
Prepaid expenses and other assets	2,948	4,506	(9,215)	1,679
Accounts payable	546	622	(5,495)	(8,398)
Accrued compensation and benefits and other accrued liabilities	3,202	(856)	(21,979)	(14,755)
Income taxes payable/receivable	3,885	(2,549)	8,632	(1,672)
Deferred revenue and customer deposits	(69,142)	(18,252)	(98,750)	(14,333)
Net cash used in operating activities	(49,872)	(13,975)	(70,475)	(30,987)

Cash flows from investing activities:
Cash received (paid) in conjunction with acquisitions	-	-	-	(1,995)
Purchases of marketable securities and investments	(25,543)	(44,718)	(205,098)	(73,749)
Proceeds from maturities and sales of marketable securities and investments	112,765	39,827	194,120	88,273
Restricted cash designated	(510)	(13,468)	(59)	(13,468)
Purchases of property and equipment	(7,921)	(2,845)	(10,822)	(5,473)
Net cash provided by (used in) investing activities	78,791	(21,204)	(21,859)	(6,412)

Cash flows from financing activities:
Payments on long-term debt	(475)	(742)	(881)	(973)
Cash proceeds from issuance of long-term debt	-	505	-	1,768
Payments on capital lease obligations	(341)	(468)	(676)	(961)
Exercise of stock options	1,882	4,623	5,486	7,084
Excess tax benefit from stock transactions	700	704	1,721	1,033
Proceeds received from employee stock purchase plan	743	639	1,445	1,329
Repurchase of common stock from related parties	-	-	(36,800)	-
Repurchase of common stock	(3,082)	-	(19,945)	-
Net cash provided by (used in) financing activities	(573)	5,261	(49,650)	9,280

Effect of exchange rate changes on cash and cash equivalents	4,820	1,312	5,824	1,166

Increase (decrease) in cash and cash equivalents	33,166	(28,606)	(136,160)	(26,953)
Cash and cash equivalents at beginning of period	304,637	211,807	473,963	210,154
Cash and cash equivalents at end of period	$337,803	$183,201	$337,803	$183,201
TABLE 1
LAWSON SOFTWARE, INC.
CURRENCY IMPACT SUMMARY
(in thousands)
(unaudited)

		% Increase	% Increase		% Increase	% Increase
	Three	(Decrease)	(Decrease)	Six	(Decrease)	(Decrease) at
	Months Ended	as	at constant	Months Ended	as	constant
	Nov 30, 2007	reported	currency	Nov 30, 2007	reported	currency

License fees	$ 32,990	50%	42%	$ 58,450	51%	45%
Maintenance	84,705	19%	15%	163,219	16%	13%
Consulting	100,907	10%	2%	184,341	10%	4%
Total revenues	218,602	18%	12%	406,010	17%	12%

Total cost of revenues	107,601	7%	0%	201,240	6%	0%
Total operating expenses	$ 99,217	14%	8%	$ 187,588	7%	2%

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities reporting in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

TABLE 2 RECONCILIATION OF CONSOLIDATED GAAP NET INCOME (LOSS) TO CONSOLIDATED NON-GAAP NET INCOME
(in thousands)

			Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
			Nov 30, 2007	Nov 30, 2006	Nov 30, 2007	Nov 30, 2006
Net income (loss), as reported			$3,723	$(3,509)	$9,304	$(19,301)
Purchase accounting impact on revenue	(1)		422	3,890	1,042	8,470
Purchase accounting impact on consulting cost			163	-	256	-
Integration related	(4)		-	3,160	-	7,551
Amortization of purchased maintenance contracts			1,000	891	1,822	1,848
Stock based compensation			2,226	1,591	4,254	3,676
Restructuring			80	(32)	(65)	3,360
Amortization			6,472	6,355	13,143	12,751
Impairment on long term investments			4,229		4,229
Tax	(5)		(2,696)	(6,949)	(5,723)	(8,265)
Non-GAAP net income			$15,619	$5,397	$28,262	$10,090

TABLE 3 RECONCILIATION OF CONSOLIDATED GAAP TO CONSOLIDATED NON-GAAP PER SHARE EFFECT
(in thousands)

			Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
			Nov 30, 2007	Nov 30, 2006	Nov 30, 2007	Nov 30, 2006
Net income (loss) per share, as reported	(2)		$0.02	$(0.02)	$0.05	$(0.10)
Purchase accounting impact on revenue	(1)		0.00	0.02	0.01	0.04
Purchase accounting impact on consulting cost			0.00	0.00	0.00	-
Integration related	(4)		0.00	0.02	0.00	0.04
Amortization of purchased maintenance contracts			0.01	0.00	0.01	0.01
Stock based compensation			0.01	0.01	0.02	0.02
Restructuring			0.00	0.00	0.00	0.02
Amortization			0.04	0.03	0.07	0.07
Impairment on long term investments			0.02	0.00	0.02	0.00
Tax	(5)		(0.01)	(0.04)	(0.03)	(0.04)
Non-GAAP net income per share	(2	) (3)	$0.09	$0.03	$0.15	$0.05

Weighted average shares – basic			178,453	187,376	179,974	186,610
Weighted average shares – diluted			181,941	190,682	183,520	190,065

TABLE 4 SUMMARY OF NON-GAAP ITEMS
(in thousands)

			Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
			Nov 30, 2007	Nov 30, 2006	Nov 30, 2007	Nov 30, 2006
Purchase accounting impact on revenue	(1)		$422	$3,890	$1,042	$8,470
Purchase accounting impact on consulting cost	(4)		163	-	256	-
Integration related			-	3,160	-	7,551
Amortization of purchased maintenance contracts			1,000	891	1,822	1,848
Stock based compensation			2,226	1,591	4,254	3,676
Restructuring			80	(32)	(65)	3,360
Amortization			6,472	6,355	13,143	12,751
Impairment on long term investments			4,229	-	4,229	-
subtotal pre-tax adjustments			14,592	15,855	24,681	37,656
Tax provision	(5)		(2,696)	(6,949)	(5,723)	(8,265)
Impact on net income			$11,896	$8,906	$18,958	$29,391

(1) For the purchase accounting impact on deferred revenues for three months ending November 30, 2007 and November 30, 2006, $350,000 and $2,811,000, respectively, relates to maintenance revenue and $72,000 and $1,079,000, respectively, relates to consulting revenue.

(2) For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.

(3) Net income per share columns may not total due to rounding.

(4) Represents integration related expenses relating to the acquisition of Intentia International AB.

(5) Non-GAAP tax provision is calculated by excluding the non-GAAP adjustments on a jurisdictional basis.

TABLE 5 LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2007	2006	2007	2006
Revenue items
Purchase accounting impact on maintenance	$350	$2,811	$852	$5,858
Purchase accounting impact on consulting	72	1,079	190	2,612
Total revenue items	422	3,890	1,042	8,470

Cost of license items
Amortization of acquired software	(3,120)	(2,575)	(6,575)	(5,169)
Non-cash stock-based compensation	(6)	(14)	(13)	(14)
Total cost of license items	(3,126)	(2,589)	(6,588)	(5,183)

Cost of maintenance items
Amortization of purchased maintenance contracts	(1,000)	(891)	(1,822)	(1,848)
Integration related (1)	-	(18)	-	(70)
Non-cash stock-based compensation	(26)	(77)	(67)	(77)
Total cost of maintenance items	(1,026)	(986)	(1,889)	(1,995)

Cost of consulting items
Purchase accounting impact on consulting	(163)	-	(256)	-
Amortization	-	(1,380)	-	(2,793)
Integration related (1)	-	(410)	-	(1,753)
Non-cash stock-based compensation	(215)	(121)	(433)	(357)
Total cost of consulting items	(378)	(1,911)	(689)	(4,903)

Research and development items
Integration related (1)	-	15	-	(18)
Non-cash stock-based compensation	(127)	(142)	(291)	(318)
Total research and development items	(127)	(127)	(291)	(336)

Sales and marketing items
Integration related (1)	-	(616)	-	(1,542)
Non-cash stock-based compensation	(370)	(360)	(736)	(771)
Total sales and marketing items	(370)	(976)	(736)	(2,313)

General and administrative items
Integration related (1)	-	(2,131)	-	(4,168)
Non-cash stock-based compensation	(1,482)	(877)	(2,714)	(2,139)
Total general and administrative	(1,482)	(3,008)	(2,714)	(6,307)

Restructuring	(80)	32	65	(3,360)

Amortization of acquired intangibles	(3,352)	(2,400)	(6,568)	(4,789)

Other income (expense)	4,229	-	4,229	-

Tax provision (2)	(2,696)	(6,949)	(5,723)	(8,265)

Total Adjustments	$11,896	$8,906	$18,958	$29,391

(1) Represents integration related expenses relating to the acquisition of Intentia International AB.

(2) Based on a projected annual global effective tax rate analysis, non-GAAP Q2 tax provision was calculated to be 39.3%.  Based on a projected annual global effective tax rate analysis, the non-GAAP tax provision was calculated to be 38.3% for the six month period.  The non-GAAP tax provision is calculated excluding the non-GAAP adjustments in a jurisdictional basis.

Use of Non-GAAP Financial Information

Use of Non-GAAP Financial Information In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, Intentia integration costs, and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance and consulting contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release.

CONTACT:
Lawson Software, Inc.
Media
Joe Thornton, +1-651-767-6154
joe.thornton@us.lawson.com
or
Investors and Analysts
Barbara Doyle, +1-651-767-4385
barbara.doyle@us.lawson.com